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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 19, 2002


                                IFX Corporation
                                ---------------
            (Exact name of Registrant as Specified in Its Charter)



            Delaware                      0-15187              36-3399452
            --------                      -------              ----------
  (State or Other Jurisdiction of  (Commission file number)  (I.R.S. Employer
  Incorporation or Organization)                             Identification No.)


                                IFX Corporation
                             15050 NW 79/th/ Court
                          Miami Lakes, Florida 33016
                          --------------------------
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                                (305) 512-1100
                                --------------
             (Registrant's Telephone Number, Including Area Code)

                         707 Skokie Blvd., 5/th/ Floor
                          Northbrook, Illinois 60062
            -------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

(a) As previously reported on Registrant's Report on Form 8-K dated October 11, 2001, Registrant had secured a commitment from UBS Capital Americas III, L.P. and UBS Capital LLC (collectively, "UBS Capital") to invest an additional $7 million of cash and surrender 1.5 million shares of Registrant's Common Stock currently held by UBS Capital in exchange for newly issued Series C Convertible Preferred Stock of Registrant. On February 19, 2002, the Purchasers purchased 3,876,241 shares of Series C Preferred Stock. The source of the cash portion of the purchase price was UBS Capital's working capital.

Under the terms of the Certificates of Designation for Registrant's Convertible Preferred Stock and the Third Amended and Restated Stockholders Agreement dated as of February 19, 2002, among Registrant, UBS Capital, International Technology Investments, LC, ("ITI"), Joel Eidelstein, Michael Shalom and Lee S. Casty ("Casty") (the "Third Stockholders Agreement"), Registrant's Board of Directors has been reduced to seven members from eight (George Myers has resigned as a member of the Board of Directors) and UBS Capital is entitled to appoint four out of seven members of the Board of Directors. UBS also has the right to jointly designate a fifth director in conjunction with ITI and Casty. Casty and ITI each have the right to appoint one director. Prior to the issuance of the Series C Preferred Stock and the execution of the Third Stockholders Agreement, UBS had the right to appoint three members of an eight member Board of Director and to jointly designate a fourth director in conjunction with ITI and Casty. After the purchase of the Series C Preferred Stock, UBS capital owns approximately 57% of the voting shares of Registrant (assuming conversion of all Registrant convertible preferred stock into Common Stock) The foregoing transactions could be deemed a "change in control" of Registrant.

Each share of Series C Preferred Stock is initially convertible into one share of Common Stock. The Series C Preferred Stock carries a liquidation preference such that, upon a bankruptcy, liquidation, dissolution or winding up of Registrant, each holder of Series C Preferred Stock will be entitled to receive a Stated Preference of $3.00 per share plus 10% of such amount per annum from the date of issuance and will also participate with the holders of Common Stock after such holder receives its liquidation preference and accrued dividends, provided that the maximum amount which can be received with respect to the Series C Preferred Stock after taking into account the participation feature is limited to 3-1/2 times the Stated Preference. Registrant's Series A and Series B Preferred Stock have similar rights and privileges. As part of this transaction, Registrant has also provided UBS Capital with the ability to exchange its equity investment in Tutopia.com, Inc. (in which Registrant holds a minority investment) for additional shares of Registrant preferred stock within one year of closing.

(b) Registrant is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of Registrant.

ITEM 5.  OTHER EVENTS.

Pursuant to a Stock Purchase Agreement dated as of February 19, 2002, UBS Capital, ITI, LSC, LLC ("LSC"), and Jak Bursztyn ("Bursztyn") (collectively with UBS Capital, the "Purchasers") have agreed to invest a total of $5 million and surrender shares of Registrant's preferred stock and Common Stock in exchange for Registrant's newly-issued Series D Convertible Preferred Stock ("Series D Preferred Stock"). LSC is an affiliate of Casty and ITI is an affiliate of Michael Shalom. Each share of Series D Preferred Stock will initially be convertible into two shares of Registrant's Common Stock. The Series D Preferred Stock carries a liquidation preference such that, upon a bankruptcy, liquidation, dissolution or winding up of Registrant, each holder of Series D Preferred Stock will be entitled to receive a Stated Preference of $6.00 per share plus 10% of such amount per annum from the date of issuance and will also participate with the holders of Common
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Stock after the Purchasers receive their liquidation preference and accrued dividends, provided that the maximum amount which can be received with respect to the Series C Preferred Stock after taking into account the participation feature is limited to 3-1/2 times the Stated Preference.

In this transaction, UBS Capital will invest approximately $3.33 million in cash and surrender 750,000 shares of Series C Preferred Stock in exchange for approximately 4.6 million shares of newly issued Series D Preferred Stock. Each of ITI and LSC will invest approximately $0.8 million in cash and surrender approximately 333,000 shares of Common Stock in exchange for approximately 844,000 shares of Series D Preferred Stock. Bursztyn will invest approximately $40,000 in cash and surrender approximately 17,000 shares of Common Stock in exchange for approximately 43,000 shares of Series D Preferred Stock.

Closing of the Series D Preferred Stock financing is subject to customary closing conditions.

The Purchasers may, but are not required to, advance funds to Registrant prior to the closing of the transaction. At closing, any outstanding principal will be applied to the Series D Preferred Stock purchase price and any outstanding interest will be applied to purchase additional shares of the Series D Preferred Stock at a price of $1.20 per share.

After the close of this investment, Registrant would have approximately 41.5 million shares of Common Stock outstanding if all of Registrant's convertible preferred stock were converted into Common Stock. As a result of the Series D Preferred Stock transaction, Registrant will increase the number of shares of Common Stock authorized from 60 million to 110 million and increase the number of shares of preferred stock authorized from 20 million to 40 million.

Shares of Registrant's Common Stock are currently listed on the Nasdaq SmallCap Market. Due to the decline in the price of Common Stock, trading of such shares could be suspended or Registrant's shares could be delisted from the Nasdaq due to their minimum trading requirements, particularly if Registrant's stock price is below $1.00 per share for a prolonged period or certain financial requirements imposed by Nasdaq are not met. On February 14, 2002, Nasdaq notified Registrant that for the prior 30 consecutive trading days, the price of Registrant's Common Stock closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), Registrant was provided 180 calendar days, or until August 13, 2002, to regain compliance.

On February 21, 2002, Nasdaq notified Registrant that Registrant is not in compliance with Marketplace Rule 4310(c)(2)(B), which requires Registrant to have a minimum of $2,000,000 in net tangible assets or $2,500,000 in stockholders' equity or a market capitalization of $35,000,000 or $500,000 of net income for the most recently completed fiscal year or two of the three most recently completed fiscal years. Nasdaq staff is reviewing Registrant's eligibility for continued listing on the Nasdaq SmallCap Market and has requested Registrant to provide by March 7, 2002, Registrant's specific plan to achieve compliance with the listing requirements.

If trading of Registrant's Common Stock were to be suspended or Registrant's shares were delisted from the Nasdaq system, it would be much more difficult to dispose of Common Stock or obtain accurate quotations as to the price of the securities. This in turn could make it more difficult to make future convertible debt or equity offerings.
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ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

     Exhibit Number      Description of Exhibit
     --------------        ----------------------

         3.1               Amendment to Restated Certificate of Incorporation of
                           Registrant
         4.1 Second Amended Certificate of Designation, Powers, Preferences and Rights of Series A Convertible Preferred Stock of Registrant
         4.2 Amended Certificate of Designation, Powers, Preferences and Rights of Series B Convertible Preferred Stock of Registrant
         4.3 Certificate of Designation, Powers, Preferences and Rights of Series C Convertible Preferred Stock of Registrant
         10.1 Third Amended and Restated Stockholders Agreement dated as of February 19, 2002, among Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC, Joel Eidelstein, Michael Shalom and Lee S. Casty
         10.2 Second Amended and Restated Registration Rights Agreement dated as of February 19, 2002, among Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC, and Lee S. Casty
         10.3 Put Agreement dated as of February 19, 2002, among Registrant, UBS Capital Americas III, L.P. and UBS Capital LLC
         10.4 Series D Convertible Preferred Stock Purchase Agreement dated as of February 19, 2002, among Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investment LC, LSC, LLC, and Jak Bursztyn
         99.1              Press Release dated February 25, 2002
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           IFX Corporation


           By:   /s/ Joel Eidelstein
              ------------------------
              Joel Eidelstein,
              President

Date: February 27, 2002


                                IFX CORPORATION

                                 EXHIBIT INDEX


     Exhibit Number      Description of Exhibit
         3.1               Amendment to Restated Certificate of Incorporation of
                           Registrant
         4.1 Second Amended Certificate of Designation, Powers, Preferences and Rights of Series A Convertible Preferred Stock of Registrant
         4.2 Amended Certificate of Designation, Powers, Preferences and Rights of Series B Convertible Preferred Stock of Registrant
         4.3 Certificate of Designation, Powers, Preferences and Rights of Series C Convertible Preferred Stock of Registrant
         10.1 Third Amended and Restated Stockholders Agreement dated as of February 19, 2002, among Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC, Joel Eidelstein, Michael Shalom and Lee S. Casty
         10.2 Second Amended and Restated Registration Rights Agreement dated as of February 19, 2002, among Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC, and Lee S. Casty
         10.3 Put Agreement dated as of February 19, 2002, among Registrant, UBS Capital Americas III, L.P. and UBS Capital LLC
         10.4 Series D Convertible Preferred Stock Purchase Agreement dated as of February 19, 2002, among Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investment LC, LSC, LLC, and Jak Bursztyn
         99.1              Press Release dated February 25, 2002
 ----------------------